UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

El Paso Pipeline Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33825	26-0789784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

El Paso Building

1001 Louisiana Street

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Contribution Agreement

On May 17, 2012, El Paso Pipeline Partners, L.P. (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with El Paso Pipeline GP Company, L.L.C. (the “General Partner”), El Paso Corporation, El Paso LLC (El Paso Corporation and El Paso LLC, collectively “El Paso”), El Paso Noric Investments III, L.L.C. (“EP Noric”), Colorado Interstate Gas Company, L.L.C. (“CIG”), El Paso CNG Company, L.L.C. (“EP CNG”), El Paso Cheyenne Holdings, L.L.C.(“EP Cheyenne”), Cheyenne Plains Investment Company, L.L.C. (“Cheyenne Plains Investment”), El Paso Pipeline Corporation (“EPPC”), El Paso Pipeline Holding Company, L.L.C. (“EPP Holdco”), El Paso Pipeline LP Holdings, L.L.C. (“EPP LP”) and El Paso Pipeline Partners Operating Company, L.L.C. (the “Operating Company”). Pursuant to the Contribution Agreement, El Paso, EP CNG, EPPC, EPP Holdco, EP Cheyenne, EPP LP and EP Noric (collectively, the “Contributing Parties”) agreed to contribute to the Partnership (together with the Operating Company, the “Partnership Parties”) a 100% member interest in Cheyenne Plains Investment (the “Cheyenne Interest”) and a 14% member interest in CIG (the “CIG Interest”) in exchange for aggregate consideration of $ 635 million.

Upon the closing of the transactions contemplated by the Contribution Agreement, the following, among other things, will occur: (i) the parties to the Agreement will enter into a Contribution, Conveyance and Assumption Agreement (the “Conveyance Agreement”) pursuant to which the CIG Interest and the Cheyenne Plains Interest will be contributed by the Contributing Parties to the Partnership Parties and (ii) an Amendment to the Limited Liability Company Agreement of each of CIG and Cheyenne Plains Investment will be entered into to reflect the contributions of the CIG Interest and Cheyenne Interest to the Partnership Parties. After giving effect to the transactions contemplated by the Agreement, the Partnership Parties will own a 100% member interest in CIG and Cheyenne Plains Investment.

The closing of the transactions contemplated by the Contribution Agreement is subject to the satisfaction of a number of customary conditions and is contingent on, and expected to close contemporaneously with Kinder Morgan, Inc.’s acquisition of El Paso. Obtaining financing by the Partnership is not a condition to the closing.

The aggregate consideration issued and paid by the Partnership to the Contributing Parties for the CIG Interest and the Cheyenne Interest will consist of approximately $571 million of cash (the “Cash Consideration”) and $64 million in newly issued common units (the “Unit Consideration”) representing limited partner interests in the Partnership (“Common Units”). The number of Common Units to be determined based upon the average of the closing price of the Common Units, as reported on The New York Stock Exchange, calculated for the twenty trading day period ending two trading days prior to the closing. The Contribution Agreement provides for the adjustment of the Cash Consideration to adjust for any distributions by CIG or Cheyenne Plains Investment or any capital contributions to such entities between the signing of the Contribution Agreement and the closing of the transactions contemplated thereby.  As part of the Cash Consideration, concurrently with the closing, the Partnership intends to borrow $570 million under the Partnership’s existing revolving credit facility.  Additionally, concurrently with the issuance of the Common Units in connection with the Unit Consideration, the General Partner will contribute to the Partnership approximately $1 million in order to maintain its 2% general partner interests in the Partnership. This $1 million contribution to the Partnership by the General Partner will also be used to fund the Cash Consideration. The issuance of Common Units pursuant to the Agreement as partial consideration for the CIG Interest and Cheyenne Interest will be made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) of the Securities Act.

Pursuant to the Contribution Agreement, the Contributing Parties agreed to indemnify the Partnership Parties, their subsidiaries and their respective securityholders, directors, officers, and employees, and the officers, directors and employees of the General Partner (the “Partnership Indemnified Parties”) against certain losses resulting from any breach of the Contributing Parties’ representations, warranties, covenants or agreements. The Partnership Parties agreed to indemnify the Contributing Parties, their affiliates (other than any of the Partnership Indemnified Parties) and their respective securityholders, directors, officers, and employees against certain losses resulting from any breach of the Partnership Parties’ representations, warranties, covenants or agreements.  The indemnification obligations of the parties is subject to a deductible equal to 1.0% of the aggregate consideration and a ceiling amount equal to 15% of the aggregate consideration. In addition, the Contributing Parties’ and Partnership Parties’ indemnification obligations for certain tax liabilities and losses are not subject to the deductible or the ceiling amount.

The description of the Contribution Agreement in this report is qualified in its entirety by reference to the copy of the Contribution Agreement, including the form of Conveyance Agreement attached as an exhibit thereto, filed as exhibit 2.1 to this report, which is incorporated by reference into this report in its entirety.

Relationships

Currently, El Paso owns 88,400,059 Common Units in the Partnership, which in the aggregate represents a 42% limited partner interest in the Partnership.  In addition, El Paso owns a 2% general partner interest in the Partnership.  The Partnership owns Wyoming Interstate Company, L.L.C. (“WIC”), Southern LNG Company, L.L.C. (“SLNG”), Elba Express Company, L.L.C. (“Elba Express”), Southern Natural Gas Company, L.L.C. (“SNG”), and an 86% interest in CIG. WIC and CIG are interstate pipeline systems serving the Rocky Mountain region, SLNG owns the Elba Island LNG storage and regasification terminal near Savannah, Georgia, and both Elba Express and SNG are interstate pipeline systems serving the southeastern region of the United States.

After giving effect to the transactions contemplated by the Contribution Agreement, the Partnership will directly or indirectly own a 100% member interest in CIG and a 100% member interest in Cheyenne Plains Investment.  Further, certain officers and directors of the General Partner serve as officers and/or directors of El Paso, the Partnership and the Operating Company.

In addition, each of the Partnership, Elba Express, SLNG, SNG, WIC, CIG and Cheyenne Plains Investment currently have and will have in the future other routine agreements with El Paso or one of its subsidiaries that arise in the ordinary course of business, in addition to the Partnership’s Agreement of Limited Partnership, such as agreements for services and other transportation and exchange agreements and interconnection and balancing agreements with other El Paso pipelines.

The conflicts committee of the board of directors of the General Partner unanimously recommended approval of the terms of the Partnership’s acquisition of the CIG Interest and the Cheyenne Interest. The conflicts committee retained independent legal and financial advisors to assist it in evaluating and negotiating the transaction.  In recommending approval of the transaction, the conflicts committee based its decision in part on an opinion from the committee’s independent financial advisor that the consideration to be paid by the Partnership pursuant to the Contribution Agreement is fair, from a financial point of view, to the holders of Common Units of the Partnership, other than the General Partner and its affiliates.The board of directors of the General Partner unanimously approved the terms of the Partnership’s acquisition of the CIG Interest and the Cheyenne Interest.

The description of the Contribution Agreement in this Item 1.01 is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance by the Partnership of Common Units pursuant to the Contribution Agreement is incorporated in this Item 3.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
2.1*

Contribution Agreement, dated May 17, 2012, by and among El Paso Pipeline Partners, L.P., El Paso Corporation, El Paso LLC, El Paso Noric Investments III, L.L.C., Colorado Interstate Gas Company, L.L.C., El Paso CNG Company, L.L.C., El Paso Cheyenne Holdings, L.L.C., Cheyenne Plains Investment Company, L.L.C., El Paso Pipeline Corporation, El Paso Pipeline Holding Company, L.L.C., El Paso Pipeline GP Company, L.L.C., El Paso Pipeline LP Holdings, L.L.C. and El Paso Pipeline Partners Operating Company, L.L.C.

*

The registrant has omitted the schedules to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The registrant shall supplementary furnish a copy of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C., its General Partner

By:	/s/ John R. Sult
John R. Sult
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: May 21, 2012

EL PASO PIPELINE PARTNERS, L.P.

EXHIBIT INDEX

Each exhibit identified below is filed as a part of this report.

Exhibit Number	Description
2.1

Contribution Agreement, dated May 17, 2012, by and among El Paso Pipeline Partners, L.P., El Paso Corporation, El Paso LLC, El Paso Noric Investments III, L.L.C., Colorado Interstate Gas Company, L.L.C., El Paso CNG Company, L.L.C., El Paso Cheyenne Holdings, L.L.C., Cheyenne Plains Investment Company, L.L.C., El Paso Pipeline Corporation, El Paso Pipeline Holding Company, L.L.C., El Paso Pipeline GP Company, L.L.C., El Paso Pipeline LP Holdings, L.L.C. and El Paso Pipeline Partners Operating Company, L.L.C.

*

The registrant has omitted the schedules to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The registrant shall supplementary furnish a copy of the omitted schedules to the Securities and Exchange Commission upon request.